EXHIBIT 24
EVERSOURCE ENERGY
SECURITIES AND EXCHANGE FILINGS
POWER OF ATTORNEY

	Know all by these presents, in connection with the undersigned's duties and responsibilities as an Executive Officer of Eversource Energy, that the undersigned hereby constitutes and appoints each of Gregory B. Butler, James W. Hunt, III, Florence J. Iacono and Kerry J. Tomasevich, signing singly, as his true and lawful attorney-in-fact to:

	(1)	Obtain necessary EDGAR access codes and execute for and on
behalf of the undersigned Forms 144 under the Securities Act of 1933 and Rule 144 promulgated thereunder, and Forms 3, 4 and 5 in accordance with
 Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (2)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of any such Form 144 and Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

	(3)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Registration Statements filed with the United States Securities and Exchange Commission and any other authority; and

	(4)	Do and perform any and all acts for and on behalf of the
undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Annual Reports on Form 10-K filed with the United States Securities and Exchange Commission and any other authority; and

	(5)	Take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the direction of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5, Forms 144, Registration Statements, and Annual Reports on Form 10-K with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undesigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 4, 2025.

/s/ Jay S. Buth
Vice President, Controller and Chief Accounting Officer

State of Massachusetts
Suffolk County

On this 4th day of November, 2025, before me, the undersigned notary public, personally appeared Jay S. Buth, personally known to me, and acknowledged the foregoing instrument to be his free act and deed.

In witness whereof, I hereunto set my hand and official seal.

/s/ Cheri M. Sullivan
Notary Public
Print Name: Cheri M. Sullivan
My commission expires:  February 3, 2028